Creation Date Mon Nov  9, 1998  04:13 PM                            Page    1
CMB96A

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 33 Beginning Date                     10/01/1998
Due Period 33 End Date                           10/31/1998
Determination Date                               11/10/1998
Remittance Date                                  11/16/1998


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 13.9238083352

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 0.9067709608

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 257,080.69
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.1743790333

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,799,209.37
      B. From Current Period                                     $ 3,770,545.85
      C. Change in Amount Between Periods (Lines B - A)            $ -28,663.52

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 287,969,456.61
      B. Initial Certificate Balance                         $ 1,474,263,764.33
      C. Pool Factor (Lines A / B)                               0.195331027987

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 15,424,841.14
      B. Available Cash Collateral Amount Percentage            5.000000001621%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 15,424,841.14
      B. For the Next Collection Period                         $ 14,398,472.83